Consent of Independent Registered Public Accounting Firm	Exhibit 23.2

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-177681) and Form S-3 (No. 333-191239-05) of our reports dated February 5, 2016, relating to the consolidated financial statements and consolidated financial statement schedule of NBCUniversal Media, LLC and subsidiaries appearing in this Annual Report on Form 10-K of NBCUniversal Media, LLC and subsidiaries for the year ended December 31, 2015.

/S/ DELOITTE & TOUCHE LLP
New York, New York
February 5, 2016

Comcast 2015 Annual Report on Form 10-K